(g)(1)(xxvix)

AMENDMENT NO. 28

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

Amendment No. 28, dated as of December 21, 2015 (“Amendment No. 28”), to the Amended and Restated Global Custody Agreement, dated as of February 1, 2002, as amended (“Agreement”), by and between EQ Advisors Trust (“Trust”), on behalf of each of the portfolios designated on Schedule C, and JPMorgan Chase Bank, N.A. (“Bank”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

The Trust and Bank hereby agree to modify and amend the Agreement as follows:

1.	New Portfolio. The AXA/Legg Mason Strategic Allocation Portfolio is hereby added to the Agreement from and after the date hereof for all purposes on the terms and conditions contained in the Agreement.

2.	Removed Portfolio. All references to the EQ/International ETF Portfolio are hereby removed from the Agreement.

3.	Name Change. Effective February 22, 2016, the name of the EQ/Real Estate PLUS Portfolio will change to AXA Real Estate Portfolio.

4.	Schedule C. Schedule C to the Agreement, setting forth the Portfolios of the Trust on behalf of which the Trust is entering into the Agreement, is hereby replaced in its entirety by Schedule C attached hereto.

5.	Ratification. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 28 as of the date first above set forth.

EQ ADVISORS TRUST		JPMORGAN CHASE BANK, N.A.

By:	/s/ Brian Walsh	By:	/s/ Anna Maria Calla Minniti
Name:	Brian Walsh	Name:	Anna Maria Calla Minniti
Title:	Chief Financial Officer and Treasurer	Title:	Vice President
		Date:	1/7/2016

SCHEDULE C

AMENDMENT NO. 28

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

All Asset Aggressive – Alt 25 Portfolio
All Asset Aggressive – Alt 50 Portfolio
All Asset Aggressive – Alt 75 Portfolio
All Asset Growth – Alt 20 Portfolio
All Asset Moderate Growth – Alt 15 Portfolio
ATM International Managed Volatility Portfolio
ATM Large Cap Managed Volatility Portfolio
ATM Mid Cap Managed Volatility Portfolio
ATM Small Cap Managed Volatility Portfolio
AXA 2000 Managed Volatility Portfolio
AXA 400 Managed Volatility Portfolio
AXA 500 Managed Volatility Portfolio
AXA Aggressive Strategy Portfolio
AXA Balanced Strategy Portfolio
AXA Conservative Growth Strategy Portfolio
AXA Conservative Strategy Portfolio
AXA Global Equity Managed Volatility Portfolio
AXA Growth Strategy Portfolio
AXA International Core Managed Volatility Portfolio
AXA International Managed Volatility Portfolio
AXA International Value Managed Volatility Portfolio
AXA Large Cap Core Managed Volatility Portfolio
AXA Large Cap Growth Managed Volatility Portfolio
AXA Large Cap Value Managed Volatility Portfolio
AXA Mid Cap Value Managed Volatility Portfolio
AXA Moderate Growth Strategy Portfolio
AXA Natural Resources Portfolio
AXA Real Estate Portfolio (formerly, EQ/Real Estate PLUS Portfolio)
AXA SmartBeta Equity Portfolio
AXA Ultra Conservative Strategy Portfolio
AXA/AB Dynamic Growth Portfolio
AXA/AB Dynamic Moderate Growth Portfolio
AXA/AB Short Duration Government Bond Portfolio
AXA/AB Small Cap Growth Portfolio
AXA/DoubleLine Opportunistic Core Plus Bond Portfolio
AXA/Franklin Balanced Managed Volatility Portfolio
AXA/Franklin Small Cap Value Managed Volatility Portfolio
AXA/Franklin Templeton Allocation Managed Volatility Portfolio
AXA/Goldman Sachs Strategic Allocation Portfolio
AXA/Horizon Small Cap Value Portfolio
AXA/Invesco Strategic Allocation Portfolio
AXA/Legg Mason Strategic Allocation Portfolio

AXA/Loomis Sayles Growth Portfolio
AXA/Lord Abbett Micro Cap Portfolio
AXA/Morgan Stanley Small Cap Growth Portfolio
AXA/Mutual Large Cap Equity Managed Volatility Portfolio
AXA/Pacific Global Small Cap Value Portfolio
AXA/Templeton Global Equity Managed Volatility Portfolio
EQ/BlackRock Basic Value Equity Portfolio
EQ/Boston Advisors Equity Income Portfolio
EQ/Calvert Socially Responsible Portfolio
EQ/Capital Guardian Research Portfolio
EQ/Common Stock Index Portfolio
EQ/Convertible Securities Portfolio
EQ/Core Bond Index Portfolio
EQ/Emerging Markets Equity PLUS Portfolio
EQ/Energy ETF Portfolio
EQ/Equity 500 Index Portfolio
EQ/GAMCO Mergers and Acquisitions Portfolio
EQ/GAMCO Small Company Value Portfolio
EQ/Global Bond PLUS Portfolio
EQ/High Yield Bond Portfolio
EQ/Intermediate Government Bond Portfolio
EQ/International Equity Index Portfolio
EQ/Invesco Comstock Portfolio
EQ/JPMorgan Value Opportunities Portfolio
EQ/Large Cap Growth Index Portfolio
EQ/Large Cap Value Index Portfolio
EQ/Low Volatility Global ETF Portfolio
EQ/MFS International Growth Portfolio
EQ/Mid Cap Index Portfolio
EQ/Money Market Portfolio
EQ/Morgan Stanley Mid Cap Growth Portfolio
EQ/Oppenheimer Global Portfolio
EQ/PIMCO Global Real Return Portfolio
EQ/PIMCO Ultra Short Bond Portfolio
EQ/Quality Bond PLUS Portfolio
EQ/Small Company Index Portfolio
EQ/T. Rowe Price Growth Stock Portfolio
EQ/UBS Growth and Income Portfolio
EQ/Wells Fargo Omega Growth Portfolio
Multimanager Aggressive Equity Portfolio
Multimanager Core Bond Portfolio
Multimanager Mid Cap Growth Portfolio
Multimanager Mid Cap Value Portfolio
Multimanager Technology Portfolio